As filed with the Securities and Exchange Commission on May 13, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3039129 (I.R.S. Employer Identification Number)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of Principal Executive Offices)
2026 STOCK AND OPTION PLAN
(Full Title of Plan)
Reshma Kewalramani
Chief Executive Officer
Vertex Pharmaceuticals Incorporated
50 Northern Avenue
Boston, Massachusetts 02210
(617) 341-6100
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the 2026 Stock and Option Plan (the “2026 Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as
amended (the “Securities Act”).
Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Vertex Pharmaceuticals Incorporated (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the
“Exchange Act”), are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including those portions of the Registrant’s definitive proxy statement for its 2026 annual meeting of shareholders incorporated by reference therein);
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
(c) The Registrant’s Current Reports on Form 8-K filed on March 31, 2026, April 29, 2026, and May 13,
2026;
(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and
(e) The description of the Registrant’s common stock, filed as Exhibit 4.1 to the Form 10-K for the fiscal year ended December 31, 2025, which updates the description contained in the Registrant’s Registration Statement on
Form 8-A (filing date May 30, 1991), and as amended by any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 2.02(b)(4) of the Massachusetts Business Corporations Act (the “MBCA”) provides that a
Massachusetts corporation may, in its articles of organization, eliminate or limit the personal liability of a director for monetary damages for breach of fiduciary duty notwithstanding any law to the contrary, except for liabilities involving (i) any breach of duty of loyalty to the corporation or to the shareholders, (ii) acts or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) certain improper distributions or (iv) any transaction from which the director derived an improper personal benefit.
Section 8.51 of the MBCA authorizes a Massachusetts corporation to indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (1) (i) such individual conducted himself/herself in good faith, (ii) such individual reasonably believed that his/her conduct was in the best interests of the corporation or that his/her conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, such individual had no reasonable cause to believe that his/her conduct was unlawful or (2) such individual engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by Section 2.02(b)(4) of the MBCA.
Section 8.52 of the MBCA provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.
Section 8.56 of the MBCA authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is an officer but not a director, to such further extent as may be provided by the articles of organization, by-laws or a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 of the MBCA requires that a
Massachusetts corporation indemnify an officer of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such officer was a party because he or she was an officer of the corporation.
Part D of Article VI of the Restated Articles of Organization of the Registrant provides that no director of the
Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director. Such paragraph provides further, however, that to the extent provided by applicable law it will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the
Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for
any transactions from which the director derived an improper personal benefit.
Article V of the Registrant’s Amended and Restated By-laws provides that the Registrant shall indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, its directors and the officers that have been appointed by the Board of Directors (including persons who serve at the Registrant’s request as a director, officer, or trustee of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at the Registrant’s request in any capacity with respect to any employee benefit plan) to the fullest extent permitted by law, and may indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, such other employees and agents as are identified by the Board of
Directors.
Article V of the Registrant’s Amended and Restated By-laws gives the Board of Directors of the Registrant the power to authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, or agent of the
Registrant, or who is or was serving at the request of the Registrant as a director, officer or agent of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person’s status as such agent, whether or not such person is entitled to indemnification by the
Registrant pursuant to Article V or otherwise and whether or not the Registrant would have the power to indemnify the person against such liability.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed with this Registration Statement	Incorporated by Reference herein from- Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Restated Articles of Organization of Vertex Pharmaceuticals Incorporated, as amended.		10-K (Exhibit 3.1)	February 13, 2026	000-19319
4.2	Amended and Restated By-laws of Vertex Pharmaceuticals Incorporated.		10-Q (Exhibit 3.2)	February 13, 2025	000-19319
4.3	Specimen stock certificate.		10-K (Exhibit 4.1)	February 15, 2018	000-19319
5.1	Opinion of Ropes & Gray LLP as to the legality of the shares being registered.	X
23.1	Consent of Ernst & Young LLP.	X
23.2	Consent of Ropes & Gray LLP (included as part of Exhibit 5.1).	X
24.1	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement).	X
99.1	Vertex Pharmaceuticals Incorporated 2026 Stock and Option Plan.	X
107	Filing Fee Table.	X
Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration
Statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-
effective amendment by those paragraphs is contained in reports filed with or furnished to the
Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on May 13, 2026.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Reshma Kewalramani
Reshma Kewalramani
Chief Executive Officer and President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Reshma Kewalramani, Joy Liu, and
Omar White, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement on Form S-8 of Vertex Pharmaceuticals Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-
in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Reshma Kewalramani	Chief Executive Officer, President and Director (Principal Executive Officer)	May 13, 2026
Reshma Kewalramani

By:	/s/ Charles F. Wagner, Jr.	Executive Vice President and Chief Operating & Financial Officer (Principal Financial Officer)	May 13, 2026
Charles F. Wagner. Jr.

By:	/s/ Kristen C. Ambrose	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 13, 2026
Kristen C. Ambrose

By:	/s/ Jeffrey M. Leiden	Executive Chairman	May 13, 2026
Jeffrey M. Leiden

By:	/s/ Sangeeta N. Bhatia	Director	May 13, 2026
Sangeeta N. Bhatia

By:	/s/ Lloyd Carney	Director	May 13, 2026
Lloyd Carney

By:	/s/ Alan Garber	Director	May 13, 2026
Alan Garber

By:	/s/ Michel Lagarde	Director	May 13, 2026
Michel Lagarde

By:	/s/ Diana McKenzie	Director	May 13, 2026
Diana McKenzie

By:	/s/ Nancy A. Thornberry	Director	May 13, 2026
Nancy A. Thornberry

By:	/s/ Bruce I. Sachs	Director	May 13, 2026
Bruce I. Sachs

By:	/s/ Jennifer Schneider	Director	May 13, 2026
Jennifer Schneider